Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements and related notes give effect to the reverse acquisition involving MoSys, Inc. (MoSys or the Company) and Peraso Technologies Inc. (Peraso).

On September 14, 2021, the Company and its newly formed subsidiaries, 2864552 Ontario Inc. (Callco) and 2864555 Ontario Inc. (Canco), both corporations existing under the laws of the province of Ontario, entered into an Arrangement Agreement (the Agreement) with Peraso, a corporation existing under the laws of the province of Ontario. Under the Agreement, the Company, indirectly through Canco, is to acquire all of the issued and outstanding common shares of Peraso (Peraso Shares), including those Peraso Shares to be issued in connection with the conversion or exchange of secured convertible debentures of Peraso and common share purchase warrants of Peraso, as applicable, by way of a statutory plan of arrangement (the Arrangement) under the Business Corporations Act (Ontario) (the OBCA), on and subject to the terms and conditions of the Agreement. The Agreement provides that the Peraso stockholders may elect to receive, as consideration, either shares of the Company’s common stock or shares of the capital stock of Canco (the Exchangeable Shares) in exchange for such holder’s Peraso Shares, in each case based on an exchange ratio (the Exchange Ratio) to be determined based on the number of Peraso Shares and shares of MoSys’ common stock outstanding as of immediately prior to the effective time of the Arrangement. Pursuant to the terms of the Agreement, at the effective time, the Company shall hold an aggregate of 1,815,445 Exchangeable Shares and its common stock (collectively, the Earnout Shares). Such Earnout Shares shall be escrowed pursuant to the terms of an escrow agreement on a pro rata basis from the aggregate consideration to be received by the Peraso stockholders, subject to the offset by the Company for any losses in accordance with the Agreement. Such Earnout Shares shall be released, subject to any offset claim, upon the satisfaction of the earlier of: (a) any date following the first anniversary of the Effective Time and prior to the third anniversary of the Effective Time where the volume weighted average price of the Common Stock for any 20 trading days within a period of 30 consecutive trading days is at least $8.57 per share, subject to adjustment for stock splits or other similar transaction; (b) the date of any sale of all or substantially all of the assets or shares of the Company; or (c) the date of any bankruptcy, insolvency, restructuring, receivership, administration, wind-up, liquidation, dissolution, or similar event involving the Company. Immediately following the effective time, based on the Exchange Ratio, the former stockholders of Peraso are anticipated to own approximately 61% of the economic and voting interest of the combined company with the MoSys’ current stockholders holding the remaining 39% economic and voting interest, as calculated on a fully-diluted basis and including the Earnout Shares.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021, give effect to the reverse acquisition as if it occurred on January 1, 2020 and combine the historical results of Peraso and MoSys. The unaudited condensed combined statements of operations for the nine months ended September 30, 2021 combine the unaudited statement of operations for the nine months ended September 30, 2021 for each of MoSys and Peraso. The pro forma adjustments give effect to the pro forma balance sheet adjustments assuming those adjustments were made as of the beginning of the fiscal year presented and to the accounting for the reverse acquisition, as required by US GAAP.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the unaudited balance sheets as of September 30, 2021 for each of Peraso and MoSys. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 is presented as if the reverse acquisition of MoSys had occurred on September 30, 2021. The pro forma adjustments give effect to the accounting for the transaction as required by U.S. GAAP.

The historical financial statements of Peraso and MoSys have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments that are necessary to account for the reverse acquisition. The unaudited pro forma adjustments are based upon available information and certain assumptions that our management believes are reasonable. The assumptions underlying the pro forma adjustments in the accompanying notes are described in more detail in the notes below, which should be read in conjunction with these unaudited pro forma condensed combined financial statements. These assumptions are based on preliminary estimates and information. Accordingly, the actual adjustments on the consolidated financial statements upon the completion of the transaction may materially differ from the proforma adjustments.

The reverse acquisition is being accounted for as a business combination using the acquisition method with Peraso as the accounting acquirer in accordance with Accounting Standards Codification (ASC) Topic 805, Business Combinations. Under this method of accounting, the effective consideration will be allocated to MoSys’ assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the reverse acquisition. The process of valuing the net assets of MoSys immediately prior to the reverse acquisition, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the effective consideration and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the effective consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to change based on a final determination of fair value, and those changes could differ materially from what is presented here.

The following unaudited pro forma condensed combined financial statements are prepared for illustrative purposes only and are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the date indicated or that may be achieved in the future. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and associated cost savings that may achieved with respect to the combined companies.

UNAUDITED CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

[Expressed in thousands of United States dollars]

	Peraso Historical	MoSys Historical	Pro Forma Adjustments	Note 3		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$1,157	$9,820	$(316)	(a	)	$10,661
Short-term investments	—	8,213	—			8,213
Accounts receivable, net	938	749	—			1,687
Prepaid expenses and other current assets	743	694	—			1,437
Tax credits and receivables	1,052	—	—			1,052
Inventories, net	2,030	1,153	—			3,183

Total current assets	5,920	20,629	(316)			26,233
Long-term investments	—	3,203	—			3,203
Property and equipment, net	1,878	89	—			1,967
Right-of-use lease asset, net	573	155	—			728
Intangible assets, net	92	—	—			92
Other non-current assets	60	18	—			78
Goodwill	—	—	25,449	(b	)	25,449

TOTAL ASSETS	$8,523	$24,094	$25,133			$57,750

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$2,523	$1,706	—			$4,229
Deferred revenue	—	162	—			162
Current portion of lease liabilities	259	163	—			422
Current loan facility	734	—	—			734

Total current liabilities	3,516	2,031	—			5,547
Long-term liabilities
Convertible debentures	9,296	—	(9,296)	(e	)	—
Lease liabilities	350	—	—			350
Warrant liability	9,198	—	(9,198)	(e	)	—

Total liabilities	22,360	2,031	(18,494)			5,897

STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock	100,579	9	(100,566)	(c	)	22
Additional paid-in capital	5,279	268,967	(102,404)	(c	), (e)	171,842
Accumulated other comprehensive loss	—	(6)	6	(d	)	—
Accumulated deficit	(119,695)	(246,907)	246,591	(d	)	(120,011)

Total stockholders’ equity (deficit)	(13,837)	22,063	43,627			51,853

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$8,523	$24,094	$25,133			$57,750

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

[Expressed in thousands of United States dollars, except number of shares]

	Peraso Historical	MoSys Historical	Pro Forma Adjustments	Note 3		Pro Forma Combined
Revenue
Product	$3,016	$3,405	$—			$6,421
License and other	800	438	—			1,238

Total revenue	3,816	3,843	—			7,659
Cost of revenue	1,973	1,315	—			3,288

Gross profit	1,843	2,528	—			4,371
Operating expenses
Research and development	7,912	3,662	—			11,574
Selling, general and administrative	5,316	3,756	285	(f	)	9,357

Total operating expenses	13,228	7,418	285			20,931

Loss from operations	(11,385)	(4,890)	(285)			(16,560)
Other income (expense)
Finance expense, net	(2,170)	(30)	2,033	(h	)	(167)
Foreign exchange gain	35	—	—			35
Change in fair value of warrant liability	113	—	(113)	(i	)	—
Other Income, net	—	632	—			632

Total other income (expense), net	(2,022)	602	1,920			500

Net income (loss)	$(13,407)	$(4,288)	$1,635			$(16,060)

Other comprehensive loss, net of tax:
Net unrealized loss on available-for-sale securities	—	(6)	—			(6)

Comprehensive loss	$(13,407)	$(4,294)	$1,635			$(16,066)

Loss per common share - basic and diluted	$(2.53)					$(0.82)
Weighted average number of common shares outstanding - basic and diluted	5,292		14,410	(j	)	19,702

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

[Expressed in thousands of United States dollars, except number of shares]

	Peraso Historical	MoSys Historical	Pro Forma Adjustments	Note 3		Pro Forma Combined
Revenue
Product	$1,540	$5,933	$—			$7,473
License and other	7,550	862	—			8,412

Total revenue	9,090	6,795	—			15,885
Cost of revenue	1,748	2,329	—			4,077

Gross profit	7,342	4,466	—			11,808
Operating expenses
Research and development	7,529	3,989	—			11,518
Selling, general and administrative	7,958	4,028	696	(f	),(g)	12,682

Total operating expenses	15,487	8,017	696			24,200

Loss from operations	(8,145)	(3,551)	(696)			(12,392)
Other income (expense)
Finance expense, net	(2,101)	(243)	945	(h	)	(1,399)
Foreign exchange loss	(77)	—	—			(77)
Change in fair value of warrant liability	96	—	(96)	(i	)	—
Other income, net	—	14	—			14

Total other income (expense), net	(2,082)	(229)	849			(1,462)

Net loss	(10,227)	(3,780)	153			(13,854)

Deemed dividend on inducement of conversion of Class C Preferred Shares	(11,134)	—	—			(11,134)
Deemed dividend for warrant exercise price adjustment	—	(392)	—			(392)
Accretion of preferred shares presented as dividends	(1,666)	—	—			(1,666)
Effect of foreign exchange on preferred shares	7,756	—	—			7,756

Net loss attributable to common stockholders	$(15,271)	$(4,172)	$153			$(19,290)

Loss per common share - basic and diluted	$(3.57)					$(1.03)
Weighted average number of common shares outstanding - basic and diluted	4,276		14,410	(j	)	18,686

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The historical financial statements of Peraso and MoSys were prepared in accordance with U.S. GAAP and presented in U.S. dollars. Certain reclassifications were made to align the financial statement presentation. With the information currently available, Peraso has determined that no significant adjustments are necessary to conform MoSys’ financial statements to the accounting policies used by Peraso.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805 for reverse acquisitions, with Peraso as the accounting acquirer, using the fair value concepts defined in ASC 820, Fair Value Measurement, and based on the historical financial statements of Peraso and MoSys. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of consideration effectively transferred over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the purchase price depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the purchase price has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The final determination of fair values of assets acquired and liabilities assumed relating to the merger could differ materially from the preliminary allocation of the aggregate consideration. The final valuation will be based on the actual net tangible and intangible assets of MoSys existing at the acquisition date.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies, operating efficiencies or cost savings that may result from the merger or any acquisition and integration costs that may be incurred. The pro forma adjustments represent Peraso management’s best estimates and are based upon currently available information and certain assumptions that Peraso believes are reasonable under the circumstances.

2. PRELIMINARY PURCHASE PRICE ALLOCATION

The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values of the acquired assets and assumed liabilities. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The purchase price adjustments relating to the combined financial information are preliminary and subject to change, as additional information becomes available and as additional analyses are performed. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

The purchase price for the reverse acquisition was calculated by Peraso, the accounting acquirer, as the fair value of the consideration effectively transferred. In accordance with ASC 805, the consideration effectively transferred between MoSys (a public company as the accounting acquiree) and Peraso (a private company as the accounting acquirer), was calculated as the fair value of MoSys’ equity including the fair value of its common shares outstanding and its warrants plus the portion of the share-based award fair value allocated to the pre-combination service of the accounting acquiree’s awards. The estimated value of the total consideration effectively transferred is summarized in the following table:

($ and shares in thousands)
MoSys share price (i)	$5.34
MoSys common shares outstanding (ii)	8,686

Fair value of MoSys’ common shares outstanding	$46,383
Fair value of MoSys’ warrants (iii)	$434
Total fair value of MoSys’ share-based awards (iii)	$1,158
Percent related to pre-combination service	60%

Fair value of MoSys’ pre-combination service share-based awards	$695

Preliminary estimate of consideration effectively transferred	$47,512

(i)	Represents MoSys’ share price as of September 14, 2021 (date of the arrangement agreement)
(ii)	Represents MoSys’ outstanding shares as of September 30, 2021
(iii)	Represents the fair value calculated as of September 14, 2021 (date of the arrangement agreement)

The preliminary estimated consideration could significantly differ from the amounts presented due to movements in the MoSys share price up to the closing date. A sensitivity analysis related to the fluctuation in the MoSys share price was performed to assess the impact on the estimated consideration that a hypothetical change of 30% on the closing share price on September 14, 2021 of $5.34 would have:

	Stock Price	Total Estimated Consideration (000’s)
30% increase	$6.94	$61,410
30% decrease	$3.74	$33,615

The following table reflects the allocation of the purchase price to the estimated fair values assigned to the acquired tangible assets and assumed liabilities of the accounting acquiree, MoSys, with the excess recorded as goodwill.

($ in thousands)	Amount
Assets:
Current assets	$20,629
Non-current assets	3,465
Goodwill	25,449
Liabilities:
Current liabilities	2,031
Non-current liabilities	—

Preliminary estimated purchase price	$47,512

3. PRO FORMA ADJUSTMENTS

Adjustments to the pro forma condensed combined balance sheet

(a)

Reflects adjustment to cash and cash equivalents and accumulated deficit for both MoSys’ and Peraso’s additional transaction costs related to the reverse acquisition incurred subsequent to September 30, 2021. These costs include legal and financial advisory, accounting and consulting costs.

(b)	Preliminary goodwill adjustment, which represents the excess of the estimated aggregate purchase price over the preliminary fair value of the underlying assets acquired and liabilities assumed.

(c)

Preliminary adjustment to revalue the stockholder’s equity and additional paid in capital of the combined entity to equal the sum of (1) Peraso’s (accounting acquirer’s) equity immediately before the reverse acquisition, and (2) the fair value of MoSys’ (accounting acquiree’s) equity (i.e., the consideration effectively transferred). The stockholder’s equity balance is adjusted to reflect the par value of the outstanding shares of MoSys (accounting acquiree), including the number of shares issued in the reverse acquisition, and the remaining fair value is recognized in additional paid in capital.

(d)	Reflects the elimination of MoSys’ accumulated deficit and other comprehensive loss.

(e)	Reflects the transaction related conversion of the Peraso convertible debentures into common shares and settlement of Peraso warrants into common shares.

Adjustments to the pro forma condensed combined statement of operations

(f)

Reflects adjustment to selling, general and administrative expense to record the stock-based compensation expense related to the issuance of an additional 6.7 million Peraso options to purchase shares of Peraso’s common stock to key employees upon completion of the transaction.

($ in thousands)	For the nine months ended September 30, 2021	For the year ended December 31, 2020
Stock-based compensation expense	$285	$380

(g)

Reflects adjustment to selling, general and administrative expense related to additional transaction costs of $316,000 incurred by MoSys and Peraso subsequent to September 30, 2021. A total of $1.95 million in transaction costs were included in the historical income statements of MoSys and Peraso for the nine months ended September 30, 2021. The transaction costs are nonrecurring in nature and will not affect the combined statement of operations beyond twelve months after the acquisition date.

(h)

Reflects the elimination of the interest expense on the convertible debentures and debt discount amortization related to the conversion of the convertible debentures to common shares of Peraso as a result of the reverse acquisition.

(i)	Reflects the elimination of the fair value gain/loss of the warrants related to the warrants being settled and converted to common shares as a result of the reverse acquisition.

(j)

The basic and diluted pro-forma weighted average shares outstanding include the number of common shares outstanding of the accounting acquirer, Peraso, multiplied by the exchange ratio, and the issuance of common shares in connection with the convertible debenture and warrant conversion as a result of the transaction, and the number of common shares outstanding of the accounting acquiree, MoSys, at the transaction date. In accordance with ASC 260, any contingently issuable shares held in escrow are not included in the number of weighted average common shares outstanding for the loss per share calculation.

(shares in thousands)	For the nine months ended September 30, 2021	For the year ended December 31, 2020
Pro forma weighted average shares - basic and diluted
Peraso weighted average shares outstanding multiplied by the exchange ratio	5,292	4,276
Issuance of common shares in connection with conversion of convertible debentures & warrants	7,539	7,539
Earnout shares held in escrow	(1,815)	(1,815)
MoSys common shares outstanding at transaction date	8,686	8,686

Pro forma weighted average shares - basic and diluted	19,702	18,686